STOCK PURCHASE AND SALE AGREEMENT

         This Stock Purchase and Sale Agreement (this "Agreement"), dated as of August 4, 2000, at Canton, Ohio, is by and among The Havana Group, Inc., a Delaware corporation having a business and mailing address of 7835 Freedom Avenue, North Canton, Ohio 44720 ("Buyer"), and John S. Parker, Priscilla H. Parker, Jerald E. Christensen, and Linda L. Christensen, each having a business and mailing address as set forth in Section 10.04 below (hereinafter collectively referred to as "Sellers"). In any provision of this Agreement, any promise, agreement, covenant, representation, and warranty made by Sellers shall be construed as if the same had been made jointly and severally by each of the four Sellers.

         In consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

                                   ARTICLE 1.
                                Purchase and Sale

     Section 1.01 Purchase and Sale. Sellers agree to sell and to convey, and Buyer agrees to purchase and to pay for, the Stock (as defined in Section 1.02 below), subject to the terms and conditions of this Agreement.

     Section 1.02 Interests Purchased. All of the following shall herein be called the "Stock:"


                  All of the rights, title and interest of Sellers in and to any ownership interest in Phillips & King International, Incorporated (hereinafter "P&K"), a reorganized company pursuant to the Second Amended Plan of Reorganization (the "Plan of Reorganization") confirmed by an order of the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") entered on July 5, 2000 in Case No. BK. No. LA 99-14796-LF (EC) (the "Confirmation Order") to which no appeal has been filed.

                                   ARTICLE 2.
                                 Purchase Price

     Section 2.01 Purchase Price. The purchase price for the Stock shall be (a) One Million Two Hundred Thousand Dollars ( $1,200,000) (the "Purchase Price"), and (b) 300,000 unregistered shares of Buyer's common stock (the "Havana Shares"), which are both subject to adjustment as provided in Section 2.02 below.

     Section 2.02 Adjustments to Purchase Price. The Purchase Price and the Havana Shares shall be payable and adjusted as follows and the resulting amount shall be herein called the "Adjusted Purchase Price:"

               (a) In the event that the combined assets of P&K at the Closing (as defined in Section 7.01 below) should have a value less than Three Million Five Hundred and Eighty-five Thousand Dollars ($3,585,000) as valued in accordance with the same accounting principles and assumptions used in the financial statements of P&K dated December 31, 1999, (Exhibit 2.02(a)), there will be a dollar for dollar reduction in the Purchase Price. This reduction shall first be applied against:
          (i) first, any cash payments at the Closing, (ii) second, any promissory note(s) issued by Buyer to Sellers at the Closing, and
          (iii) third, reductions from any future payments due under Non-Competition Agreements with any of the Sellers.

               (b) Any other amount agreed upon in writing by Sellers and Buyer.

               (c) Buyer will issue the Havana Shares to each of the Sellers in proportion to their ownership of the Stock.

               (d) The initial, unadjusted number of Havana Shares to be issued to Sellers (i.e., 300,000) is based upon a presumed average trading price of Buyer's publicly issued stock of $3.00 as of the Closing Date (as defined in Section 7.01 below) resulting in an issuance of $900,000 worth of stock ($3.00 x 300,000 = $900,000 worth of stock).
          However, the total number of Havana Shares issued to Sellers shall be adjusted upward or downward based upon the average trading price of the listed common stock of Buyer as of the Closing Date as follows:

                           (i) If at the time of  Closing,  the  average  listed
                  closing stock price of Buyer's stock for the five trading days immediately prior to Closing is less than $3.00 per share, the number of Havana Shares to be issued to Sellers will be increased proportionately in order to maintain the same overall aggregate value of $900,000 as presumed above; provided, however, that the number of Havana Shares issued to Sellers pursuant to this Agreement will not exceed 450,000 shares, even if the average listed closing stock price of Havana stock for the five trading days immediately prior to Closing is less than $2.00 per share.

                           (ii) If at the time of Closing,  the  average  listed
                  closing stock price of Buyer's stock for the five trading days immediately prior to Closing exceeds $3.00 per share, the number of Havana Shares to be issued to Sellers will be decreased proportionately in order to maintain the same relative value of $900,000 as presumed above; provided, however, that the number of Havana Shares issued to Sellers pursuant to this Agreement will not be less than 225,000 shares, even if the average listed closing stock price of Buyer's stock for the five trading days immediately prior to Closing is greater than $4.00 per share.

                           (iii) Therefore, expressed as a mathematical formula,
                  the number of Havana Shares to be issued to Sellers shall be determined by a formula the numerator of which is 900,000 and the denominator of which is the average listed closing stock price of Buyer's stock for the five trading days immediately prior to Closing, but the denominator shall not be less than 2 nor greater than 4 (900,000 / 2 <= x <= 4 = number of Havana Shares; where x = the average listed closing stock price of Buyer's stock).

               (e) As holder of the Havana Shares issued pursuant to this Agreement, Sellers shall have "piggy-back rights" as set forth in the form of Registration Rights Agreement attached hereto as Exhibit 2.02(e) which permits the registration of the Havana Shares in the event Buyer should elect, in certain circumstances, to register any other shares in the future.

               (f) The parties agree that for purposes of the Closing, the parties will use the financial information of P&K as of June 30, 2000, to make adjustments to the purchase price as provided in Section 2.02 above. Subsequent to Closing, the parties agree that a calculation will be made in the assets of P&K as of August 4, 2000, and to the extent that such calculation reflects figures different than the June 30 figures, adjustments will be made accordingly to the Adjusted Purchase Price. In the event that additional funds should be due the Sellers, the funds will be added as appropriate to the consulting agreements, promissory note or cash payments or any further reductions. If any reductions are required, reductions will be made in the same sequence of cash, promissory note and consulting payments.

     Section 2.03 Payment of the Purchase Price. At Closing, the Adjusted Purchase Price will be paid as follows:

               (a) Cancellation of that certain promissory note in favor of Buyer and on which Sellers are obligated in the principal amount of $900,000, an exoneration of any guaranties therefor and a release of any security given for the note or any guaranty therefrom. (Exhibit 2.03(a)).

               (b) Payment of cash to Sellers in the amount of $100,000 in the form of a bank cashier's check, wire transfer or other instrument reasonably specified.

               (c) Delivery of a promissory note to Sellers executed by Buyer in the amount of $200,000 to carry interest at the rate of 7% per annum with all amounts payable under such note to be due on or before the first anniversary of the Closing Date. (Exhibit 2.03(c)).

               (d) Within ten (10) days after the Closing, issuance of the Havana Shares to Sellers in the amount as determined under the provisions of Section 2.02(d).

                                   ARTICLE 3.
                           Non-Competition Agreements

         The parties agree that, at the Closing, Buyer will enter into a non-competition and consulting agreement with both John S. Parker and Jerald E. Christensen in accordance with the form Non-Competition and Consulting Agreement attached to this Agreement as Exhibit 3.

                                   ARTICLE 4.
                         Representations and Warranties

     Section 4.01 Representations and Warranties of Sellers. Sellers represent and warrant to Buyer that:

               (a)  Corporate   Organization   and   Qualification.   P&K  is  a
          corporation duly organized, validly existing and in good standing under the laws of the State of California.

               (b)  Corporate  Authority.   P&K  has  all  requisite  power  and
          authority to carry on its business as presently conducted. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provision of P&K's articles of incorporation, bylaws, or other governing documents, or any agreement or instrument to which P&K is a party or by which P&K is bound, or any judgment, decree, order, statute, rule or regulation applicable to P&K.

               (c) Transactions Authorized. Sellers own 100% of the outstanding stock of P&K. The execution and delivery of this Agreement and the transactions contemplated hereby will not (i) require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which Sellers are subject, (ii) violate any judgment, order, writ or decree of any court applicable to Sellers or P&K or (iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any agreement, contract, commitment, lease or other instrument, document or undertaking to which Sellers or P&K are a party or are bound. Sellers have obtained or will obtain prior to the Closing the written waiver from Wells Fargo Bank waiving the due on sale clause in P&K's loan and security documents entered into between Wells Fargo Bank and P&K. (Exhibit 4.01(c)).

               (d) Execution of Agreement. This Agreement has been duly executed and delivered on behalf of Sellers and, at the Closing, all documents and instruments which are executed and delivered by Sellers shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Sellers enforceable in accordance with their terms, except to the extent that enforceability may be limited by a Seller's bankruptcy, insolvency, moratorium or other similar laws currently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (e) Payment of Taxes. To the best of Sellers' knowledge, P&K has paid in full all taxes and assessments that have been or may be accrued, due or levied against P&K by any local, state, federal, or other taxing authority, including without limitation, applicable corporation taxes, franchise taxes, federal and state income taxes, state and municipal sales and use taxes, stamp, excise and excess profits taxes, federal unemployment and old age insurance taxes, property taxes, capital stock taxes, ad valorem taxes, severance, and all other taxes and assessments. To the best of Sellers' knowledge, all tax returns and reports required by applicable law or governmental regulations have been filed by P&K, and such returns and reports are true, correct and complete in all material respects and present fairly and accurately the information required to be shown therein. To the best of Sellers' knowledge, there are no assessed tax deficiencies proposed or threatened, and no audit of P&K by any federal, state or local authority is in progress.

               (f) Information. Sellers have provided Buyer with written information relating to P&K that is complete and accurate in all material respects, including, without limitation, the current financial statements of P&K. No representation or warranty of Sellers contained in this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All contracts, permits and other documents and instruments furnished or made available to Buyer by Sellers are or will be true, complete and accurate originals or copies of originals and include all amendments, supplements, waivers and modifications thereto. There is no fact, development or threatened development known to Sellers that Sellers have not disclosed to Buyer in this Agreement or the Exhibits hereto that materially adversely affects or, so far as Sellers can now foresee, may materially adversely affect, the Stock, or the condition (financial or otherwise) of P&K.

               (g) P&K's Encumbrances. In addition to the Plan of Reorganization, Exhibit 4.01(g) hereto contains a description of all indebtedness, borrowings, loan agreements, promissory notes, pledges, mortgages, guaranties and similar liabilities (direct and indirect) that are secured by or constitute an encumbrance on any assets of P&K ("P&K's Encumbrances") with the exception of those for taxes not yet due, purchase money liens, and other immaterial liens.

               (h) Title to Properties. Except for P&K's Encumbrances as provided in the Plan of Reorganization, P&K has good and marketable title to its assets and Sellers have good and marketable title to the Stock free and clear of all liens, encumbrances, burdens and claims other than federal and state securities law limitations and restrictions associated with unregistered stock.

               (i) Contracts. All material leases and contracts between P&K and any third party are listed on Exhibit 4.01(i) (the "Leases" and "Contracts"). All royalties, rentals and other payments due under the Leases and the Contracts have been paid and accepted, and all conditions necessary to keep the Leases and the Contracts in force and effect have been fully performed in all material respects. The Leases and the Contracts are in full force and effect, are valid and subsisting, and cover the entire estates or rights that they purport to cover. P&K has never been advised, directly or indirectly, by any lessor under any Lease or by any other party of a default under any Lease or Contract which claim of default has not been resolved by the confirmation of the Plan of Reorganization, the Confirmation Order or otherwise.

               (j) Contract Obligations. P&K is not in default under any contract or agreement and, except for P&K's Encumbrances, there are no contracts or other agreements pertaining to the Stock that require any further action on the part of P&K or require P&K to perform any obligations thereunder except those listed in Exhibits 4.01(g) or 4.01(i) or those provided in the Plan of Reorganization. Without limiting the foregoing, and except as provided for in the Plan of Reorganization and in Exhibits 4.01(g) or 4.01(i), P&K is not a party to any written or oral:

                    (i)  agreement,   contract  or  commitment  for  the  future
               purchase of, or payment for, supplies or products, or for the performance of services by another party;

                    (ii) agreement, contract or commitment to sell or supply products or to perform services, involving in any one case $5,000 or more;

                    (iii) agreement, contract or commitment continuing over a period of more than six months from the date hereof or exceeding $5,000 in value;

                    (iv) representative, sales agency, dealer or distributor agreement, contract or commitment;

                    (v) lease under which P&K is either  lessor or lessee  other than with respect to the Leases;

                    (vi) note,  debenture,  bond,  conditional  sale  agreement, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment of the borrowing or lending of money (including without limitation loans to or from employees) or guarantee, pledge or undertaking of the indebtedness of any other Person; or

                    (vii) any other material  agreement,  contract or commitment not made in the ordinary course of business consistent with past practice.

               (k) State Licenses.  All State licenses held by P&K are listed on
          Exhibit 4.01(k) and all said licenses are fully paid and are valid.

               (l) Broker's Fee. Sellers have incurred no liability,  contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

               (m) Legal Proceedings. Except as set forth on Exhibit 4.01(m), the Bankruptcy Case or in connection with the Plan of Reorganization, to the best of Sellers' knowledge, there is no suit, action or other proceeding pending, instituted or threatened before any court or governmental body, authority or agency and, to the best of Sellers' knowledge, no cause of action exists, that relates to Sellers or P&K. Sellers or P&K are not a party or subject to any injunction, judgment, order, notice of appeal, of any court or governmental body, authority or agency except as set forth on Exhibit 4.01(m) and in the Plan of Reorganization.

               (n) General Compliance. To the best of Sellers' knowledge, all laws, rules, regulations, ordinances and orders of all local, state, and federal governmental bodies, authorities and agencies having jurisdiction over P&K have been complied with in all material respects.

               (o) Suitability of Personal Property. All equipment of P&K has been maintained in a good and workmanlike manner in accordance with normal industry standards. In all material respects, all personal property and equipment is in a state of good repair, is in sound and serviceable operating condition and is suitable for the purposes for which such property was obtained or is being used.

               (p) Locations of Business. The following is the chief place of business of P&K:

                           Phillips & King International, Inc.
                           18021 Courtney Court
                           City of Industry, CA  91748

               (q) Financial Statements. Sellers have delivered to Buyer true and complete copies of (i) the balance sheets of the P&K at December 31, 1999, the related statements of income and cash flows for the year then ended (Exhibit 2.02(a)), and (ii) unaudited balance sheets of P&K at March 31, 2000 and related statements of income and cash flows for the interim period then ended (Exhibit 4.01(q)). The foregoing financial statements have been prepared from the books and records of P&K in accordance with GAAP consistently applied throughout the periods involved except as may be noted therein. To the best of Sellers' knowledge, such financial statements, including the related notes, are true and correct in all material respects and fairly present the financial position of P&K at the dates indicated and the results of operations and cash flows of P&K for the periods then ended in accordance with GAAP. References in this Agreement to the "Balance Sheet" shall mean the balance sheet of P&K as of December 31, 1999 referred to above, and references in this Agreement to the "Balance Sheet Date" shall be deemed to refer to December 31, 1999.

               (r) Books and Records. To the best of Sellers' knowledge, all books of account and other financial records of P&K (the "Books and Records") are complete and correct in all material respects and have been made available to Buyer for examination and audit. All of the Books and Records have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP (except as otherwise stated therein) and in compliance in all material respects with applicable laws, regulations and other requirements. The Corporate Record Book of P&K as a reorganized entity under Title 11 of the United States Code, is current and contains a complete and accurate description of the corporate activity of P&K.

               (s) Experienced Investor. Sellers are experienced investors in securities of a company such as Havana and can bear the economic risk of a complete loss of their investment in the Havana Shares. Sellers have such knowledge and experience in financial or business matters relating to a company such as Havana, and are capable of evaluating the merits and risks of the investment in the Havana Shares.

               (t) Purchase for Own Account. Sellers are acquiring the Havana Shares for their own account, not as nominee or agent, for investment and, at this time, not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Sellers do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Havana Shares.

               (u) No  Registration.  Sellers  understand that the Havana Shares have not been registered under the Securities Act, or any other state securities law, by reason of a specific exemption therefrom. Therefore, unless a subsequent disposition thereof is registered under the Securities Act under the Registration Rights Agreement or otherwise, or is exempt from such registration, Sellers may be required to bear the economic risk of such investment indefinitely.

               (v) No Public Offering. Sellers have not been offered the Havana Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by such media.

     Section 4.02 Representations and Warranties of Buyer. Buyer represents and warrants to each of the Sellers that:

               (a) Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business in the State of Ohio.

               (b) Corporate Authority. Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Stock on the terms described in this Agreement and to perform its other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provision of Buyer's charter, bylaws or governing documents, or any agreement or instrument to which Buyer is a party or by which Buyer is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

               (c) Transactions Authorized. The execution, delivery and performance of this Agreement and the transactions contemplated hereby will have been duly and validly authorized by all requisite action, corporate and otherwise on the part of Buyer.

               (d) Execution of Agreement. This Agreement has been duly executed and delivered on behalf of Buyer, and, at the Closing, all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and delivered.

               (e) Broker's Fees. Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Sellers shall have any responsibility whatsoever.

               (f) SEC Filings. Buyer has delivered to Sellers complete and accurate copies of Buyer's most recent annual report on Form 10-KSB filed by Buyer under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the most recent annual report to stockholders of Buyer, and Buyer's definitive proxy statement, together with all quarterly reports on Form 10-QSB, current reports on Form 8-K and all other communications to stockholders or reports filed by Buyer with the Securities and Exchange Commission (the "SEC") since the date of filing of the form 10-KSB. The financial statements included in such reports have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and present fairly the consolidated financial position of Buyer and its subsidiaries on, and the consolidated results of its operations for the periods ended on, the dates indicated. Information delivered to Sellers by Buyer pursuant to this Section 4.02 did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (g) Rule 144. Buyer has: (i) made and kept public information available, as those terms are understood and defined in the General Instructions to Form S-3 and in SEC Rule 144; (ii) filed with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act (as defined below) or the Exchange Act; and (iii) has undertaken any and all additional actions necessary or appropriate to maintain the availability of the use of SEC Rule 144 and Rule 145.

               (h) Absence of Material Changes. Since the date of the latest financial statements included in Buyer's most recent report on Form 10-QSB, there has not been any material adverse change in the business, assets, liabilities, consolidated earnings or financial
          condition   or   prospects   of   Buyer,   nor  are  there  any  known
          circumstances, conditions, happenings, events or arrangements, contractual or otherwise, that have occurred and that may reasonably be anticipated to give rise hereafter to any such material adverse change.

               (i) Capitalization. Since the date of the Buyer's most recent report on Form 10-QSB, there has not been any material change in the Buyer's capitalization.

               (j) Due Diligence; Information. Buyer has been solely responsible for Buyer's own due diligence investigation of the Stock and Plan of Reorganization and has evaluated the merits and risks of an investment under this Agreement. Buyer has received all information as Buyer considers necessary for evaluating the risks and merits of acquiring the Stock and has had full opportunity to make further inquiries of, and to receive answers from, Sellers and their representatives for additional information.

               (k) Experienced Investor. Buyer is an experienced investor in securities of companies and can bear the economic risk of a complete loss of its investment in the Stock. Buyer has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock.

               (l) Purchase for Own Account. Buyer is acquiring the Stock for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Stock.

               (m) No Registration. Buyer understands that the Stock was issued pursuant to the Plan as allowed by 11 U.S.C. ss. 1145 but that the Stock has not been registered under the Securities Act, or any other state securities law, by reason of a specific exemption therefrom. Therefore, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, Buyer may be required to bear the economic risk of such investment indefinitely.

               (n) No Public Offering. Buyer has not been offered the Stock by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by such media.

               (o) Consents. Buyer need make or obtain no consent, approval, or authorization of, or declaration, filing or registration with, any federal or state governmental or regulatory authority in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE 5.
                                    Covenants

     Section 5.01 Covenants and Agreements of Sellers. Sellers covenant and agree with Buyer that, until the Closing or, if earlier, the termination hereof:

               (a) Continuing Management. Sellers shall cause P&K to operate and conduct the business of P&K in substantially the same manner as P&K has heretofore operated and shall cause P&K to refrain from introducing any materially new method of management, operation or accounting.

               (b) New Agreements and Sales. Without the prior consent of Buyer which shall not be unreasonably withheld, delayed or conditioned, Sellers shall cause P&K to refrain from (i) entering into any new material agreements or commitments with respect to P&K that extend beyond the Closing, (ii) making any expenditures in excess of Five Thousand Dollars ($5,000) or Twenty-Five Thousand Dollars ($25,000) in the aggregate, (iii) modifying or terminating any of the material agreements relating to P&K, or (iv) encumbering, selling or otherwise disposing of any of P&K assets other than personal property that is replaced by equivalent property or which is sold or otherwise disposed of in the normal operation of P&K's business. Notwithstanding the foregoing, P&K may issue dividends to Sellers that do not cause the value of the assets of P&K to fall below the amount provided in
          Section 2.02(a).

               (c) Legal Proceedings. Sellers shall promptly notify Buyer of any suit, action or other proceeding before any court or governmental body, authority or agency and any cause of action of which Sellers have knowledge that relates to P&K.

               (d) Confidential Data. Sellers shall exercise all due diligence in safeguarding and maintaining the security of all confidential data in the possession of Sellers relating to P&K. Sellers shall not disclose such confidential data to any third party without Buyer's prior written consent.

               (e) General Compliance. Sellers shall comply in all material respects with all laws, rules, regulations, ordinances and orders of all local, state, and federal governmental bodies, authorities and agencies having jurisdiction over the Stock.

               (f) Access to Properties. At all times prior to the Closing, Sellers shall use their best efforts to give Buyer and the employees and agents of Buyer reasonable access to the premises of P&K.

               (g) Consummation of Transaction. Sellers shall use all commercially reasonable efforts to take or cause to be taken all such actions as may be necessary or advisable to consummate and make effective the sale of the Stock and the transactions contemplated by this Agreement and to assure that as of the Closing Date Sellers will not be under any material corporate, legal, or contractual restriction that would prohibit or delay the timely consummation of such transactions.

               (h) Validity of Representations. To the extent the conditions precedent to the obligations of Buyer are within the reasonable control of Sellers, Sellers shall take all commercially reasonable actions necessary or appropriate to cause such conditions to be satisfied on or prior to the Closing Date.

               (i) Inability to Perform Covenant. Sellers shall promptly notify Buyer (i) if any representation or warranty of Sellers contained in this Agreement is discovered to be or becomes untrue in any material respect, or (ii) if Sellers fail to perform or comply with any covenant or an agreement contained in this Agreement or it is reasonably anticipated that Sellers will be unable to perform or comply with any covenant or agreement contained in this Agreement.

               (j) Release of Encumbrances. At the Closing, Sellers shall use all commercially reasonable efforts to cause all P&K encumbrances to be released other than the encumbrances in favor of Wells Fargo Bank, security agreement in favor of unsecured creditors, liabilities listed in Section 6.02(g), liens for taxes not yet due and payable, and other immaterial encumbrances.

               (k) Settlement of Legal Proceedings. On or before the Closing and except as provided in the Plan of Reorganization, Sellers shall use all reasonable efforts to cause the lawsuits, proceedings, demands, actions and other claims relating to P&K, if any, to be settled. In the alternative, Sellers shall use all reasonable efforts to secure releases from the claimants of such claims, releasing the P&K, Sellers and Buyer from any such claims.

               (l) Advice of Changes. Sellers shall advise Buyer promptly in writing of any fact that, if known as of the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which would result in the breach in any material respect by Sellers of any of their representations, warranties, covenants or agreements hereunder.

               (m) Update Schedules. Sellers shall promptly disclose to Buyer any information contained in the representations and warranties of Sellers or in the Exhibits to this Agreement which is no longer complete or correct (including furnishing updated financial statements); provided that no such disclosure, of itself, shall be deemed to modify or amend Sellers' representations and warranties.

     Section 5.02 Covenants and Agreements of Buyer. Buyer covenants and agrees with each of the Sellers that:

               (a) Consummation of Transaction. Buyer shall use all commercially reasonable efforts to take or cause to be taken all such actions as may be necessary or advisable to consummate and make effective the purchase of the Stock and the transactions contemplated by this Agreement and to assure that, as of the Closing Date, Buyer will not be under any material corporate, legal or contractual restrictions that would prohibit or delay the timely consummation of such transactions.

               (b) Issuance of Havana Shares. Within 10 calendar days after the Closing Date, Buyer shall issue the Havana Shares to Sellers in the aggregate amount determined according to Section 2.02(d) of this Agreement. Each Seller shall receive twenty-five percent (25%) of the aggregate number of Havana Shares issued to Sellers pursuant to this Agreement. Upon issuance, Buyer may retain the Havana Shares and hold them as collateral subject to the terms of the Havana Stock Pledge Agreement. (Exhibit 6.02(l)).

               (c) Validity of Representations. To the extent the conditions precedent to the obligations of Buyer are within the reasonable control of Buyer, Buyer shall take all commercially reasonable actions necessary or appropriate to cause such conditions to be satisfied on or prior to the Closing Date.

               (d) Inability to Perform Covenant. Buyer shall promptly notify Sellers (i) if any representation or warranty of Buyer contained in this Agreement is discovered to be or becomes untrue in any material respect, or (ii) if Buyer fails to perform or comply with any covenant or agreement contained in this Agreement or it is reasonably anticipated that Buyer will be unable to perform or comply with any covenant or agreement contained in this Agreement.

               (e) Performance of Plan of Reorganization. On or after the Closing Date, Buyer shall perform or cause P&K to comply with and perform the terms and obligations of the Plan of Reorganization and Confirmation Order in a timely manner.

               (f) Release of Guaranty. After Closing, buyer shall use all reasonable efforts to cause the release and exoneration by Wells Fargo Bank of any guaranty held by Wells Fargo Bank executed by John S. Parker and/or Priscilla H. Parker and/or The Parker Family Trust dated May 23, 1990 relating to any indebtedness owed by P&K to Wells Fargo Bank.

               (g) Reports under the Exchange Act. With a view to making available to Sellers the benefits of Rule 144, Rule 145 and any other rule or regulation of the SEC that may at any time permit Sellers to sell shares of Buyer's common stock to the public without registration, Buyer shall: (i) make and keep public information available, as those terms are understood and defined in the General Instructions to Form S-3, or any successor or substitute form, and in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act; (iii) file with the SEC reports that do not contain any untrue statements of material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; (iv) as long as Sellers own any shares of Buyer's common stock, to furnish in writing upon such Seller's request a written statement by Buyer that it has complied with the reporting requirements of the Securities Act and the Exchange Act, and furnish to such Seller a copy of the most recent annual or quarterly report of Buyer, and such other reports and documents so filed by Buyer as may be reasonably requested in availing such Seller of any rule or regulation of the SEC permitting the selling of any shares of Buyer's common stock without registration; and (v) after a period of one year undertake any additional actions reasonably necessary to use Rule 144 or other SEC Rules to dispose of the shares of common stock of Buyer free of registration.

               (h) Regulatory Filings. Buyer shall make any and all filings and applications necessary to issue the shares of its common stock to Sellers, including without limitation, the filing of notices or applications with stock market regulatory agencies and the National Association of Securities Dealers.

               (i) Confidence. Buyer agrees that, unless and until all the closing has been consummated, Buyer and its officers, directors, and other representatives will hold in strict confidence, and will not use to the detriment of Sellers or P&K all data and information about the business of P&K obtained in connection with this transaction or agreement, except as far as the data and information may be required by law to be included in Buyer's proxy statement in connection with a meeting of its shareholders, required by the Exchange Act, and the general rules and regulations issued under the Exchange Act. If the transactions contemplated by this Agreement are not consummated, Buyer will return to Sellers and P&K all that data and information that Sellers may reasonably request, including worksheets, test reports, manuals, lists, memoranda and other documents prepared by or made available to Buyer in connection with this transaction.

                                   ARTICLE 6.
                              Conditions to Closing

     Section 6.01 Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transaction contemplated by this Agreement are subject, at the option of each of the Sellers, to the satisfaction or waiver of the following conditions:

               (a) Validity of Representations. All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

               (b) Buyer's Certificate. Sellers shall have received a certificate from Buyer, dated as of the Closing Date, and reasonably satisfactory in form and substance to Sellers and their counsel, certifying as to the matters specified in Section 6.01(a) hereof. The matters set forth in such certificate shall constitute representations and warranties of Buyer hereunder. (Exhibit 6.01(b)).

               (c) Actions or Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Sellers, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

               (d) Pending Legal Proceedings. There shall not be pending or instituted, threatened or proposed, any action or proceeding by or before any court or administrative agency or any other person challenging or complaining of or seeking to collect damages or to enjoin the transactions contemplated by this Agreement or its consummation or to obtain other relief in connection with such transactions.

               (e) Consultant Agreements. Buyer will have signed and delivered the Non-Competition and Consulting Agreements with John Parker and Jerald Christensen (Exhibit 3).

               (f) Registration Rights Agreement. Buyer shall have signed and delivered the Registration Rights Agreement in the form attached as
          Exhibit 2.02(e).

     Section 6.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transaction contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction or waiver of the following conditions:

               (a) Validity of Representations. All representations and warranties of Sellers contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Sellers shall have performed and satisfied in all material respects all agreements, covenants and conditions required by this Agreement to be performed and satisfied by Sellers at or prior to the Closing.

               (b) Sellers' Certificate. Buyer shall have received a certificate from Sellers, dated as of the Closing Date, and reasonably satisfactory in form and substance to Buyer and its counsel, certifying as to the matters specified in Section 6.02(a) hereof. The matters set forth in such certificate shall constitute representations and warranties of Sellers hereunder.

               (c) Bankruptcy Court Approval. The Confirmation Order confirming the Plan of Reorganization has become a final order and no timely notice of appeal to the Confirmation Order has been filed as of the date of Closing.

               (d) Actions or Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Buyer, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

               (e) Pending Legal Proceedings. There shall not be pending or instituted, threatened or proposed, any action or proceeding by or before any court or administrative agency or any other person challenging or complaining of or seeking to collect damages to enjoin the transactions contemplated by this Agreement or its consummation or to obtain other relief in connection with such transactions.

               (f) Parker Trust Guarantee. The execution and delivery as of the Closing Date of a guarantee in the form as set forth in Exhibit 6.02(f) by John S. Parker and Priscilla H. Parker, trustees of the John S. Parker and Priscilla H. Parker Declaration of Trust (the "Guarantor") agreeing to guarantee the indemnity obligations of Sellers pursuant to Article 8 of this Agreement. The demand or exercise by Buyer of its right to indemnification with respect to any one indemnified claim, loss, damage, cost, expense, or liability shall not affect Buyer's right to demand indemnification for subsequent claims, losses, damages, costs, expenses or liabilities.

               (g) Limitation on P&K Liabilities. As of the Closing Date, the liabilities of P&K shall consist of and/or meet the following requirements:

                    (i) Secured Note to Wells Fargo Bank as modified by the Plan of Reorganization with a principal balance due not to exceed $660,000.00 (Exhibit 6.02(g));

                    (ii) As  provided in the Plan of  Reorganization,  a secured
               Note in favor of unsecured creditors in a principal amount not to exceed $501,500.00 with an interest rate of 7% per annum payable in quarterly installments with the final payment due on or before May 1, 2005 secured by a subordinated security interest in certain P&K assets (Exhibit 6.02(g));

                    (iii) As  provided in the Plan of  Reorganization,  notes in favor of Cuba Libre including: (a) an unsecured Note for $400,000 in principal amount with interest at 7% per annum and payable in quarterly installments with the balance due on or before May 1, 2005; (b) an unsecured Note in the amount of $125,000 in principal amount without interest for the first two years and to bear interest at 7% beginning on the third year to be paid in quarterly installments with the balance due on or before May 1, 2005 (Exhibit 6.02(g));

                    (iv)  Post  Petition  and  post   confirmation   trade  debt
               obligations shall not exceed $273,000 (Exhibit 6.02(g));

                    (v) The foregoing notwithstanding,  any of the above amounts may individually exceed the amounts specified above; provided that the aggregate obligations of other P&K liabilities, and the items listed in (i)-(iv) above, shall not exceed One Million Nine Hundred Sixty Thousand Dollars ($1,960,000) ("Permissible P&K Liabilities").

               (h) Asset Valuation. Unless waived by Buyer, the combined assets of P&K at Closing shall have a value of at least Three Million Dollars ($3,000,000). The useable inventory of P&K at Closing shall have a value of not less than $1.9 million. Accounts receivable at Closing shall not be less than 950,000.

               (i) Non-Competition Agreement. John Parker and Jerald Christensen
          will  have  signed  and  delivered   Non-Competition   and  Consulting
          Agreements with Buyer (Exhibit 3).

               (j) Wells Fargo Bank Consent. Sellers shall provide to Buyer a written confirmation from Wells Fargo to P&K to waive any "due on sale" provisions in Wells Fargo's loans to P&K and that Wells Fargo Bank consents to the transfer of the Stock to Buyer as provided in this Agreement. (Exhibit 4.01(a)).

               (k) Resignation. At Closing, Buyer will receive the resignation of all then current directors and officers of P&K and termination agreements of any written employment contracts of P&K employees.

               (l) Havana Stock Pledge Agreement. Sellers shall have executed and delivered the Havana Stock Pledge Agreement in the form set forth in Exhibit 6.02(l) pledging the Havana Shares to secure the obligations of Sellers pursuant to Section 8 of this Agreement.

     Section 6.03. Conditions to Obligations of Sellers and Buyer. The obligations of each of the Sellers and Buyer to consummate the transactions contemplated by this Agreement are subject, at the option of each party, to the satisfaction or waiver by all parties of the following conditions:

               (a) Prohibition of Transactions. No state or federal statute, rule, regulation or action shall exist or shall have been adopted or taken, and no judicial or administrative decision shall have been entered (whether on a preliminary or final basis), that would prohibit, restrict or delay the consummation of the transactions contemplated by this Agreement or make illegal the payments due hereunder.

                                   ARTICLE 7.
                                     Closing

     Section 7.01 Date of Closing. Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (the
"Closing") shall be held on August 4, 2000, or at such other time and date as Buyer and Sellers may agree upon in writing. The date the Closing actually occurs is herein called the "Closing Date."

     Section 7.02 Place of Closing. The Closing shall be held at the offices of Gibson, Dunn & Crutcher LLP, located at 4 Park Plaza, Suite 1800, Irvine, California 92614 or at such other place as Buyer and Sellers may agree upon in writing.

     Section 7.03 Closing Obligations. At the Closing the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

               (a)  Stock   Certificates.   Delivery  of  the   original   Stock
          certificates in P&K duly endorsed with power of attorney, without legends or restrictions prohibiting the transfer contemplated herein.

               (b) Settlement Statement. Sellers and Buyer shall execute and deliver a settlement statement prepared by Buyer and agreed to by Sellers that shall set forth the Adjusted Purchase Price, showing each adjustment and the calculation of such adjustments used to determine such amount.

               (c) Delivery of Funds. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall deliver to Sellers: (i) the cancelled promissory note described in Section 2.03(a); and (ii) the aggregate amount due under Section 2.03, plus the promissory notes subject to any adjustment pursuant to Section 2.02. Certificates for 300,000 unregistered Havana Shares, or other number of Havana Shares pursuant to the adjustment as provided in Section 2.02(d), shall be delivered within ten (10) days after Closing, provided, however, that delivery may occur pursuant to the terms of the Havana Stock Pledge Agreement entered into between the parties concurrently herewith. (Exhibit 6.02(l)).

               (d) Files. Sellers have made or shall deliver or make available to Buyer all corporate files and records relating to P&K, including, without limitation, the original corporate record book and all information.

               (e) Sellers' Certificate. Sellers shall execute, acknowledge and deliver to Buyer the certificates dated as of the Closing as required by the terms of Section 6.02.

               (f) Buyer's Certificate. Buyer shall execute, acknowledge and deliver to Sellers the certificates dated as of Closing as required by the terms of Section 6.01.

                                   ARTICLE 8.
                            Obligations after Closing

     Section 8.01 Sales Taxes and Recording Fees. Sellers shall pay all sales taxes and conveyance fees occasioned by the sale of the Stock.

     Section 8.02. Rights, Duties, and Obligations. Subsequent to the Closing:

               (a) Claims Accruing before Closing Date. Sellers shall defend, indemnify and save and hold harmless Buyer against all claims, costs, expenses and liabilities with respect to P&K that accrue or relate to times prior to the Closing Date which arise from the liabilities of P&K exceeding the amount of Permissible P&K Liabilities as provided in
          Section 6.02(g) of this Agreement.

               (b) Claims from Breach of Sellers' Warranties. Sellers shall defend, indemnify and save and hold harmless Buyer against all claims, losses, damages, costs, expenses and liabilities that result from or relate or are attributable to any representation or warranty of Sellers contained herein being untrue or any warranty, agreement or covenant of Sellers contained herein being breached.

               (c) Claims Attacking the Plan of Reorganization. Sellers shall defend, indemnify and save and hold harmless Buyer against any claim, loss, liability, damage or cost suffered by Buyer as a result of any claim or action asserted in the Bankruptcy Court or other Court by or on behalf of any pre-petition creditor of P&K seeking, as a result of this Agreement, to rescind the Plan of Reorganization or Confirmation Order, or to convert the case to a proceeding under Chapter 7 of the United States Bankruptcy Code; provided, however, that Sellers shall have no obligation to indemnify or defend Buyer and Buyer shall have no rights against Seller if an action, motion or proceeding is brought by any creditor or any other party in the Bankruptcy Court or other Court as a result of P&K's failure after the Closing Date to perform in a timely manner all of the terms and obligations of the Plan of Reorganization and/or Confirmation Order.

               (d) Limitation. In any event, Sellers shall not have an obligation to indemnify and defend Buyer under Section 8.02(a) and (b) above (or pursuant to any other provision herein) unless and then only to the extent any claim(s) giving rise to indemnification exceed $25,000 in the aggregate. Under any and all circumstances, the aggregate amount for which Sellers shall be liable hereunder shall not exceed $1,000,000.

               (e) Sellers' Right to Defend. Buyer will promptly notify Sellers of the existence of any claim, demand or other matter to which Sellers' indemnification obligations would apply and will give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided that Buyer will at all times also have the right to participate fully in the defense at its own expense. If Sellers, within a reasonable time after this notice, fail to defend, Buyer will have the right, but not the obligation to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other mater on behalf, for the account, and at the risk, of Sellers. If the claim is one that cannot by its nature be defended solely by Sellers (including any federal or state tax proceeding), Buyer will make available all information and assistance that Sellers may reasonably request.

               (f) Havana Stock Pledge Agreement. Sellers' obligations under this Section 8 shall be secured by a security interest against the Havana Shares pursuant to the terms of the Havana Stock Pledge Agreement executed by each of the Sellers. (Exhibit 6.02(l)). Provided, however, that, unless a claim for indemnity is then pending, the security interest granted in the Havana Stock Pledge Agreement shall automatically expire on the first anniversary of the Closing Date of this Agreement.

               (g) Claims from Breach of Buyer's Warranties. Buyer shall defend, indemnify and save and hold harmless Sellers against all claims, losses, damages, costs, expenses, and liabilities that result from or relate or are attributable to any representation or warranty of Buyer contained herein being untrue or any warranty, agreement or covenant of Buyer contained herein being breached.

     Section 8.03 Survival.

               (a) Performance of Plan of Reorganization. Buyer's covenant to perform the Plan of Reorganization as set forth in Section 5.02(e) of this Agreement shall survive the Closing until the Plan of Reorganization is fully and completely performed and the Notes to creditors and Cuba Libre are paid in full.

               (b) Other Covenants and Representations. Except as provided in subsection (a) above, for a period of four (4) years following the Closing Date, the representations, warranties, covenants, agreements and indemnities included or provided in this Agreement, or in any Exhibit, document, certificate or other instrument delivered pursuant hereto, shall survive the Closing in accordance with the provisions hereof.

               (c) Limitations on Claims.  Any claim for  indemnification  under
          Section 7 above  must be made with the  survival  period  set forth in
          Section 8.03(a) and (b) above or shall be forever waived.

     Section 8.04 Access to Information. Upon Sellers' request, Buyer shall provide Sellers access during reasonable business hours to all files and records delivered to Buyer pursuant to Section 7.03(d) of this Agreement; provided, however, that Sellers shall request access to such files only when necessary to obtain needed information for pending legal proceedings involving Sellers or other legitimate business purpose including without limitation matters relating to state and federal tax issues, and provided further that Sellers shall disclose information obtained from such files to third parties only upon the prior written consent of Buyer, which consent will not be unreasonably withheld.

     Section 8.05 Non-competition. Commencing on the Closing Date and for a period of five years following the Closing Date, Sellers will not jointly or severally, directly or indirectly, unless acting in accordance with Buyer's written consent, own, manage, operate, finance or participate in the ownership, management, operation or financing of or permit their names to be used by or in connection with any business or enterprise engaged in the business of the sale or distribution of tobacco products or other products related thereto, either through catalog, wholesale distribution or internet distribution or any other means of sale anywhere within North America ("Competing Business"). Sellers acknowledge that this territory is the same territory currently serviced by P&K, that this restriction is essential and, but for this provision, this Agreement would not be entered into. Sellers acknowledge that the provisions of this Section are reasonable and necessary to protect the interests of Buyer, and are a material inducement to Buyer to enter into this transaction. Any violation of this Section will result in an irreparable injury to Buyer and damages at law would not be reasonable or adequate compensation to Buyer for violation of this

Section and that, in addition to any other available remedies, Buyer shall be entitled to have the provisions of this Section specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages or posting a bond or other security and to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section. In the event that the provisions of this Section shall ever be deemed to exceed the time, geographic, product or other limitations permitted by applicable law, then the provisions shall be deemed reformed to the maximum extent permitted by applicable law. Any action filed pursuant to this paragraph shall be commenced in the Court of Common Pleas, Stark County, Ohio and the Sellers irrevocably consent to the jurisdiction of such court. Notwithstanding the foregoing, Sellers may own an interest in Buyer and may own up to 5% of publicly held companies involved in a Competing Business. In accordance with the terms of the Non-Competition and Consulting Agreements entered into in connection with this Agreement, certain of the Sellers may seek and accept employment or consulting work with a Competing Business. In the event that an employment position with a Competing Business involves business activities similar to the type of business and channels of distribution then currently employed by P&K or Havana, Buyer may in its discretion approve or disapprove such employment. In the event Seller requests permission to engage in other activities with a Competing Business, then Buyer's consent shall not be unreasonably withheld, delayed or conditioned. In the event of a material breach by Buyer under this Agreement, the Employment Agreement(s), the Non-Competition and Consulting Agreement, the $200,000 Promissory Note in favor of Sellers (if issued), the Registration Rights Agreement or the Havana Stock Pledge Agreement, then the effected Seller or Sellers shall be deemed automatically released from the obligations set forth in this Section 8.05, but shall retain their rights to seek damages for breach of contract or any other remedy.

     Section 8.06 Retention of and Access to Records; Cooperation. For a period of not less than five years after the Closing Date, Buyer shall preserve and retain the corporate, accounting, legal, auditing and other books and records of P&K (including but not limited to, any governmental or non-governmental actions, suits, proceedings or investigations arising out of the conduct of P&K and operations of P&K prior to the Closing Date); provided, however, that such five-year period shall be extended in the event that any action, suit, proceedings or investigation has been commenced or is pending or threatened at the termination of such five-year period and such extension shall continue until any such action, suit, proceeding or investigation has been settled through judgment or otherwise or is no longer pending or threatened. Notwithstanding the foregoing, Buyer may discard or destroy any of such books and records prior to the end of such five-year period or period of extension, if applicable, if it has given Sellers 60 days' prior written notice of its intent to do so and none of the Sellers has obtained possession of such books and records, at his or her expense, within such 60-day period.

     Section 8.07 Accounts Receivable Payment. In the event that either Buyer or Sellers at any time receives any funds from any third party that are properly payable to another party hereto, the party receiving such funds shall promptly remit such funds to the party entitled to such funds.

                                   ARTICLE 9.
                            Termination of Agreement

     Section 9.01 Termination. This Agreement and the transactions contemplated hereby may be terminated in any of the following instances:

               (a) By either Buyer or any of Sellers, if applicable, if any condition set forth in Section 7.03 in favor of the terminating party shall not be satisfied at the Closing.

               (b) By Buyer if any condition set forth in Sections 6.02, or 6.03, shall not be satisfied on or before the Closing Date.

               (c) By any of Sellers if any condition set forth in Sections 6.01 or 6.03 shall not be satisfied on or before the Closing Date.

               (d) By the mutual written agreement of Buyer and Sellers.

               (e) Without any further action of Sellers and Buyer if the Closing has not occurred, for any reason, on or before December 31, 2000.

     Section 9.02 Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and have no effect; and, with the exception of the right to recover damages for any breach of this Agreement, neither party shall have any further rights or duties hereunder. However, no party then in breach of any of its obligations hereunder shall have the right to terminate. If either party should be in breach of its obligations hereunder, the aggrieved party may, without waiving any other remedy, seek specific performance of this Agreement.

                                   ARTICLE 10.
                                  Miscellaneous

     Section 10.01 Exhibits. The Exhibits referred to in this Agreement have been separately approved by Sellers and the duly authorized officers of Buyer. All of such Exhibits are hereby incorporated in this Agreement by reference and constitute a part of this Agreement. Each party to this Agreement and its counsel has received a complete set of Exhibits prior to and as of the execution of this Agreement.

     Section 10.02 Expenses. Except as otherwise specifically provided in this Agreement, all fees, costs and expenses incurred by Buyer or Sellers in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

     Section 10.03 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and among Buyer and Sellers. Except as may be required by law, including without limitation the rules and regulations of the Securities and Exchange Commission, no party shall act unilaterally in this regard without the prior written approval of Buyer, John S. Parker and Jerald E. Christensen, and each of them, such approval not to be unreasonably withheld.

     Section 10.04 Notices. All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if mailed by registered or certified mail, postage prepaid, addressed as follows:

         If to Buyer:

         The Havana Group, Inc.
         Attn: Mr. William Miller
         7835 Freedom Avenue, NW
         N. Canton, Ohio 44720

         With a courtesy copy to:

         Scott P. Sandrock, Esq.
         Black, McCuskey, Souers, & Arbaugh
         1000 United Bank Plaza
         220 Market Avenue South
         Canton, Ohio  44702-2116
         ssandrock@bmsa.com
         Facsimile:  (330) 456-5756

         If to Sellers:

         John S. and Priscilla H. Parker
         5208 Rideout Waite
         Whittier, California  90601

         and

         Jerald E. and Linda L. Christensen
         1300 N. Glen View Drive
         Fullerton, California 92835

         With a courtesy copy to:

         Craig H. Millet, Esq.
         Gibson, Dunn & Crutcher LLP
         Jamboree Center
         4 Park Plaza, Suite 1800
         Irvine, California 92614
         cmillet@gdclaw.com
         Facsimile:  (949) 475-4651

     Any party may, by written notice so delivered to the other parties, change the address to which delivery shall thereafter be made.

     Section 10.05 Knowledge and Representations. All references in this Agreement to a party having knowledge of particular facts or circumstances shall include only such facts or circumstances actually known (either through first hand knowledge or through such facts or circumstances having been reported to them) by such party's officers, directors, or employees of such party directly and immediately involved in the transactions which are the subject matter of this Agreement.

     Section 10.06 Amendment. This Agreement may not be altered or amended, or any rights hereunder waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

     Section 10.07 Assignment. Neither Buyer nor Sellers may assign its or their rights or delegate its or their duties or obligations under the terms of this Agreement without the prior written consent of the other party; provided, however, that Buyer may assign all or any portion of its rights and delegate all or any portion of its duties and obligations under this Agreement to any affiliate of Buyer. If Buyer makes such an assignment, Buyer shall remain liable for the performance of all of Buyer's duties and obligations under this Agreement.

     Section 10.08 Generality of Provisions. The specificity of any representation, warranty, covenant, agreement or indemnity included or provided in this Agreement, or in any Exhibit, document, certificate or other instrument delivered pursuant hereto, shall in no way limit the generality of any representation, warranty, covenant, agreement or indemnity included or provided in this Agreement, or in any Exhibit, document, certificate or other instrument delivered pursuant hereto.

     Section 10.09 Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

     Section 10.10 Counterparts. This Agreement may be executed by Buyer and Sellers in any number of counterparts, each of which shall be deemed an original instrument but all of which together shall constitute but one and the same instrument.

     Section 10.11 References. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations. As used in this Agreement, "party" shall mean any natural person, corporation, partnership, trust, estate or other entity. As used in this Agreement, "affiliate" of a party shall mean any partnership, joint venture, corporation or other entity in which such party has an interest or which controls, is controlled by or is under common control with such party.

     Section 10.12 Governing Law. Except as otherwise provided herein, this Agreement and the transaction contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Ohio; and Sellers and Buyer consent to venue and jurisdiction in the Stark County, Ohio, Court of Common Pleas and in the United States District Court for the Northern District of Ohio in any action commenced relating to this Agreement or the transactions contemplated hereby. The Non-Competition and Consulting Agreement will be governed by the laws of the State of Ohio. The $200,000 Promissory Note (if issued) to be provided to Sellers, the Registration Rights Agreement, and the Employment Agreements shall be governed by the laws of the State of California (to the extent not otherwise governed by applicable federal law), and, in any dispute with respect to the foregoing agreements, Sellers and Buyer consent to venue and jurisdiction in the Superior Court of the State of California for the County of Orange and in the United States District Court for the Central District of California in any action relating to the above agreements.

     Section 10.13 Entire Agreement. This Agreement (including those agreements and other matters attached as Exhibits hereto) constitutes the entire understanding among the parties with respect to the subject matter hereof superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

     Section 10.14 Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and, except as otherwise prohibited, their respective successors and assigns, and nothing contained in this Agreement express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

     IN WITNESS WHEREOF, Sellers and Buyer have executed this Agreement as of the date first above mentioned. SELLERS:

                                                     /s/ John s. Parker
                                                         John S. Parker

                                                     /s/ Priscilla H. Parker
                                                         Priscilla H. Parker

                                                     /s/ Jerald E. Christensen
                                                         Jerald E. Christensen

                                                     /s/ Linda L. Christensen
                                                         Linda L. Christensen


                                     BUYER:

                                                     The Havana Group, Inc.


                                           By: /s/ William Miller
                                                   William Miller, Its President

                                    EXHIBITS

           2.02(a)             Phillips & King Financial Statements, December 31, 1999

           2.02(e)             Registration Rights Agreement

           2.03(a)             $900,000 Promissory Note in favor of Buyer

           2.03(c)             $200,000 Promissory Note in favor of Sellers

           3.00                Parker / Christensen Consulting Agreements

           4.01(c)             Wells Fargo Bank consent

           4.01(i)             Leases and Contracts

           4.01(g)             P&K's Encumbrances

           4.01(k)             P&K's State Licenses

           4.01(m)             Legal Proceedings

           4.01(q)             P&K Financial Statements, March 31, 2000

           6.01(b)             Buyer's Certificate

           6.02(b)             Sellers' Certificate

           6.02(f)             Parker Trust Guarantee

           6.02(g)             Wells Fargo Bank Note, Creditors' Note and Security Agreement, Cuba Libre Notes,
                               List of Post Petition and Post Confirmation Trade Debt Obligations


           6.02(l)             Havana Stock Pledge Agreement